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                              THE BENCHMARK FUNDS


                ADDENDUM NO. 1 TO THE ADMINISTRATION AGREEMENT
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     This Addendum, dated as of the 31st day of March, 1998, is entered into between THE BENCHMARK FUNDS, a Delaware business trust (the "Trust"), and GOLDMAN, SACHS & CO., a New York Partnership (the "Administrator").

     WHEREAS, the Trust and the Administrator have entered into an Administration Agreement of even date herewith (the "Administration Agreement"), pursuant to which the Trust appointed the Administrator to act as administrator to the Trust for the Diversified Assets Portfolio, Government Portfolio, Government Select Portfolio, Tax-Exempt Portfolio, U.S. Treasury Index Portfolio, Short-Intermediate Bond Portfolio, Bond Portfolio, Intermediate Bond Portfolio, Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, U.S. Government Securities Portfolio, Focused Growth Portfolio, Balanced Portfolio, International Growth Portfolio, International Bond Portfolio and International Equity Index Portfolio;

     WHEREAS, the Trust is establishing the Global Asset Portfolio (the "Portfolio), and it desires to retain the Administrator to act as administrator of the Trust for the Portfolio and the Administrator is willing to so act;

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Appointment.  The Trust hereby appoints the Administrator as
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          administrator of the Trust for the Portfolio on the terms and for the periods set forth in the Administration Agreement. The Administrator hereby accepts such appointment and agrees to render the services and perform the duties set forth in the Administration Agreement for the compensation therein provided.

     2.   Capitalized Terms.  From and after the date hereof, the term
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          "Portfolios" as used in the Administration Agreement shall be deemed to include the Global Asset Portfolio. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Administration Agreement.
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     3.   Miscellaneous.  Except to the extent supplemented hereby, the
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          Administration Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.


     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                        THE BENCHMARK FUNDS


Attest:__________________               By: /s/ Nancy L. Mucker
                                           ___________________________

                                        Name: Nancy L. Mucker
                                             _________________________

                                        Title: Vice President
                                              ________________________


                                        GOLDMAN, SACHS & CO.


Attest:__________________               By: /s/ Nancy L. Mucker
                                           ___________________________

                                        Name: Nancy L. Mucker
                                             _________________________

                                        Title: Vice President
                                              ________________________

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